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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 3, 2007

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                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                                  MASSACHUSETTS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

        0-23972                                         13-6972380
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)

                     625 MADISON AVENUE, NEW YORK, NY 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 317-5700

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))


|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.
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As  previously   disclosed  by  American   Mortgage   Acceptance   Company  (the
"Registrant"), recent market conditions have resulted in a reduction of liquidity across the credit spectrum of mortgage products. Market conditions have continued to decline, increasing the credit spreads on certain mortgage assets. This, coupled with a decline in yields on U.S. Treasury securities have lead to margin calls on repurchase facilities and interest rate derivatives whereby the Registrant was required to post additional cash collateral to the facility lenders and to derivative counterparties. As such, the Registrant has explored avenues to increase liquidity for future cash needs and sold assets as follows:

     o On November 19 and 20, 2007, the Registrant sold its portfolio of Federal National Mortgage Association ("FNMA") and Government National Mortgage Association ("GNMA") securities (together, the "Debt Securities") to an unrelated third party. As a result, the Registrant received total proceeds of $71.2 million, of which, $67.5 million was used to repay a repurchase facility that collateralized these debt securities. Based on the amortized cost of $73.4 million prior to the sale, the transactions resulted in realized losses of $2.2 million.

     o On December 3, 2007, the Registrant sold two Commercial Mortgage-Backed Securities ("CMBS") to an unrelated third party. This sale resulted in total proceeds of $ 15.6 million, of which, $14.0 million was used to repay a repurchase facility that collateralized these CMBS. Based on the amortized cost of $25.9 million prior to the sale, the transactions resulted in realized losses of $10.3 million.

As a result of these asset sales, the Registrant incurred $1.0 million in net realized losses due to the termination of related interest rate derivatives.

If current market conditions continue to decline, the Registrant may be required to post additional cash collateral due to margin calls Accordingly, the Registrant may sell additional assets and incur additional losses. At this time, the Registrant is unable to determine the amount of such losses if such sales were to occur.

In addition, should deterioration of the Registrant's liquidity impede its ability to hold certain investments, the Registrant may need to recognize changes in the fair value of those investments as permanent losses in the fourth quarter of 2007.

Item 7.01.  REGULATION FD DISCLOSURE.
            ------------------------

At this time management of the Registrant is withdrawing its previously issued earnings guidance for 2007. The portions of the Press Release attached as
Exhibit 99.1 that relate to earnings guidance are deemed to be furnished, not filed.


ITEM 8.01.  OTHER EVENTS.
            ------------

Due to the circumstances mentioned in ITEM 2.01 of this 8-K, the Registrant's Board of Trustees resolved that no dividend be paid on its common shares of beneficial interest for the quarter ended December 31, 2007.





ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND EXHIBITS
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(a)         Financial Information.

            Not Applicable

(b)         Pro Forma Financial Information

            Not Applicable

(c)         Exhibits

            99.1 Press Release dated December 7, 2007


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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            American Mortgage Acceptance Company
                                            (Registrant)

                                            By:  /s/ Robert L. Levy

                                                 -----------------------
                                                 Robert L. Levy
                                                 Chief Financial Officer


December 7, 2007